APPENDIX D

WARRANTIES

PART 1: GENERAL

The terms defined in the agreement and used in this Appendix D shall bear the same meanings in each case, save to the extent which is contrary to, or otherwise indicated by, the context or save as otherwise indicated in this Appendix.

PART 2: WARRANTIES

The purchaser warrants that:

A save as disclosed in the purchaser's public filings with the United States Securities and Exchange Commission; and

B    save as recorded in the agreement.

1.   On the closing date:

1.1. the purchaser will be incorporated according to the laws of state of Utah in the United States of America;

1.2. the authorised and issued share capital of the purchaser will be as disclosed in its most recent accounts;

1.3. all of the issued shares in the capital of the purchaser will be of one class and will rank pari passu with each other;

1.4. the purchaser will be authorized to issue the convertible notes and authorized to issue the conversion stock (as defined in the convertible notes) in accordance with the terms of the convertible notes;

1.5. the purchaser will not have done or omitted to do anything which will materially prejudice its continued goodwill; and

1.6. there will have been no material adverse change in the purchaser's financial position.


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2.   The purchaser is not engaged in any litigation, income tax appeals, arbitration or criminal proceedings (other than proceedings for the collection of debts from trade debtors in the ordinary course of business).

3. The most recent annual financial statements of the purchaser have been prepared:

3.1. in accordance with generally accepted and sound accounting practices as applied in the United States of America;

3.2. in a manner such as fairly to present the state of affairs, operations and results of the purchaser as at the date thereof and for the periods to which they relate;

3.3.      in accordance with the provisions of the relevant legislation;
          and

3.4. unless inconsistent with 3.1, on the same bases and applying the same criteria as applied in the preparation of the financial statements of the purchaser during previous years.

4. This transaction does not constitute a breach of the purchaser's contractual obligations nor will it entitle any person to terminate any contract to which the purchaser is a party or any person to exercise any pre-emptive rights with respect to all or any part of any of the assets of the purchaser.

5. To the purchaser's knowledge, the purchaser has disclosed all facts and circumstances material to this transaction and which would be material or would be reasonably likely to be material to an acquirer of shares in the purchaser and/or a holder of convertible notes.

6. No professional indemnity claims, actions or litigation shall have been made, taken or instituted against the purchaser and not have been fully disposed of prior to the signature date or not adequately and fully covered by insurance.